TEMPUR SEALY PROVIDES UPDATED HISTORICAL FINANCIAL INFORMATION
FOR DISCONTINUED OPERATIONS

Tempur Sealy International, Inc. (the "Company") has updated its historical financial information for 2018 and 2017 to account for the impact of discontinued operations.

The Company completed an evaluation of its International operations and identified certain subsidiaries with low profitability and difficult operating environments with higher operational risk and volatility. As a result of this evaluation, the Company has decided to divest of the net assets of certain of these subsidiaries and enter into licensee relationships in those markets. Certain of the dispositions occurred during the three months ended September 30, 2018, with the remaining actions expected to be taken over the next several months. The Company has accounted for these subsidiaries as discontinued operations in its financial statements.

For comparative purposes only, the Company is providing certain updated historical financial information and non-GAAP financial measures on a consolidated basis and for the International business segment for 2018 and 2017. No changes to historical financial information were made to the North America business segment or Corporate to account for discontinued operations.

The Company provides information regarding adjusted gross profit, adjusted operating income, earnings before interest, tax, depreciation and amortization ("EBITDA"), and adjusted EBITDA, which are not recognized terms under U.S. generally accepted accounting principles ("GAAP") and do not purport to be alternatives to net income as a measure of operating performance. The Company believes these non-GAAP financial measures provide investors with performance measures that better reflect the Company’s underlying operations and trends, providing a perspective not immediately apparent from net income and operating income. The adjustments management makes to derive the non-GAAP financial measures include adjustments to exclude items that may cause short-term fluctuations in the nearest GAAP financial measure, but which management does not consider to be the fundamental attributes or primary drivers of the Company's business.

CONSOLIDATED
(unaudited)

Net Income and Earnings per Share
(in millions, except per common share amounts)

The following tables present certain net income and earnings per share information for 2018 and 2017.

	For the Three Months Ended:			For the Nine Months Ended:
	March 31,	June 30,	September 30,	September 30,
	2018	2018	2018	2018
Income from continuing operations	$25.6	$26.6	$44.1	96.3
Loss from discontinued operations, net of tax	(2.8)	(5.4)	(2.7)	(10.9)
Net income before non-controlling interest	22.8	21.2	41.4	85.4
Less: Net loss attributable to non-controlling interest	(0.3)	(1.6)	(0.9)	(2.8)
Net Income attributable to Tempur Sealy International, Inc.	$23.1	$22.8	$42.3	$88.2

Earnings per common share:
Basic
Earnings per share for continuing operations	$0.48	$0.52	$0.83	$1.82
Loss per share for discontinued operations	(0.05)	(0.10)	(0.05)	(0.20)
Earnings per share	$0.43	$0.42	$0.78	$1.62

Diluted
Earnings per share for continuing operations	$0.47	$0.52	$0.82	$1.80
Loss per share for discontinued operations	(0.05)	(0.10)	(0.05)	(0.20)
Earnings per share	$0.42	$0.42	$0.77	$1.60

Weighted average common shares outstanding:
Basic	54.3	54.4	54.5	54.4
Diluted	54.9	54.9	55.1	55.0

	For the Three Months Ended:				For the Year Ended:
	March 31,	June 30,	September 30,	December 31,	December 31,
	2017	2017	2017	2017	2017
Income from continuing operations	$32.6	$22.1	$53.2	$63.7	$171.6
Loss from discontinued operations, net of tax	(0.6)	(0.4)	(12.0)	(17.9)	(30.9)
Net income before non-controlling interest	32.0	21.7	41.2	45.8	140.7
Less: Net loss attributable to non-controlling interest	(1.9)	(2.8)	(3.4)	(2.6)	(10.7)
Net Income attributable to Tempur Sealy International, Inc.	$33.9	$24.5	$44.6	$48.4	$151.4

Earnings per common share:
Basic
Earnings per share for continuing operations	$0.64	$0.46	$1.05	$1.22	$3.37
Loss per share for discontinued operations	(0.01)	(0.01)	(0.22)	(0.33)	(0.57)
Earnings per share	$0.63	$0.45	$0.83	$0.89	$2.80

Diluted
Earnings per share for continuing operations	$0.63	$0.46	$1.03	$1.21	$3.33
Loss per share for discontinued operations	(0.01)	(0.01)	(0.22)	(0.33)	(0.56)
Earnings per share	$0.62	$0.45	$0.81	$0.88	$2.77

Weighted average common shares outstanding:
Basic	53.9	53.9	54.0	54.2	54.0
Diluted	54.6	54.5	54.9	54.8	54.7

CONSOLIDATED
(unaudited)

Net Sales, Adjusted Gross Profit and Adjusted Operating Income

The following tables present consolidated net sales by channel, gross profit, adjusted gross profit, operating income and adjusted operating income for 2018 and 2017.

	For the Three Months Ended:			For the Nine Months Ended:
	March 31,	June 30,	September 30,	September 30,
(in millions)	2018	2018 (1)	2018 (2)	2018
Net sales	$637.4	$659.9	$729.5	$2,026.8
Wholesale	583.1	601.6	660.9	1,845.6
Direct	54.3	58.3	68.6	181.2

Gross profit	$264.7	$272.8	$300.0	$837.5
Adjustments	—	—	8.6	8.6
Adjusted gross profit	$264.7	$272.8	$308.6	$846.1

Operating income	$55.7	$58.0	$84.7	$198.4
Adjustments	—	5.4	13.1	18.5
Adjusted operating income	$55.7	$63.4	$97.8	$216.9

(1)
In the second quarter of 2018, the Company recorded restructuring costs associated with International business segment simplification efforts, including headcount reduction, professional fees and store closures.

(2)
In the third quarter of 2018, the Company recorded $13.1 million of restructuring and supply chain transition costs. Cost of sales included $4.9 million of charges related to the operational alignment of a joint venture that was wholly acquired in the North America business segment and $3.7 million of supply chain transition costs. Operating expenses included $4.1 million of restructuring charges related to the acquired joint venture and $0.4 million of headcount reduction and professional fees related to International simplification efforts.

	For the Three Months Ended:				For the Year Ended:
	March 31,	June 30,	September 30,	December 31,	December 31,
(in millions)	2017 (1)	2017	2017 (2)	2017 (3)	2017
Net sales	$710.4	$647.3	$711.5	$631.4	$2,700.6
Wholesale	667.3	599.4	658.2	575.0	2,499.9
Direct	43.1	47.9	53.3	56.4	200.7

Gross profit	$282.0	$264.1	$307.0	$267.9	$1,121.0
Adjustments	11.5	—	1.0	—	12.5
Adjusted gross profit	$293.5	$264.1	$308.0	$267.9	$1,133.5

Operating income	$59.3	$56.5	$97.3	$82.4	$295.5
Adjustments	25.9	—	3.0	0.9	29.8
Adjusted operating income	$85.2	$56.5	$100.3	$83.3	$325.3

(1)
In the first quarter of 2017, the Company recorded $25.9 million of net charges related to the termination of the relationship with Mattress Firm Inc. "Mattress Firm". Cost of sales included $11.5 million of charges related to the write-off of customer-unique inventory and product obligations. Operating expenses included $14.4 million of net charges, which included a write-off of $17.2 million for customer incentives and marketing assets, $5.8 million of employee-related costs and $0.7 million of professional fees. These charges were offset by $9.3 million of benefit related to the change in estimate associated with performance-based stock compensation that was no longer probable of payout following the Mattress Firm termination.

(2)	In the third quarter of 2017, the Company recorded a total of $3.0 million in charges for hurricane-related costs and customer-related charges.

(3)	In the fourth quarter of 2017, the Company incurred $0.5 million of legal charges associated with a Latin American subsidiary and $0.4 million in costs associated with an early lease termination.

CONSOLIDATED
(unaudited)

Net Income, EBITDA and Adjusted EBITDA

The following table presents a reconciliation of consolidated GAAP net income to EBITDA and adjusted EBITDA by quarter for 2018 and 2017.

	For the Three Months Ended:
(in millions)	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017	March 31, 2018	June 30, 2018	September 30, 2018
GAAP net income	$33.9	$24.5	$44.6	$48.4	$23.1	$22.8	$42.3
Interest expense, net	21.6	21.7	22.1	21.9	22.7	23.2	23.6
Income taxes	14.6	10.9	21.0	(2.7)	10.0	8.8	15.6
Depreciation and amortization	15.9	26.0	26.7	25.4	27.1	27.8	31.2
EBITDA	$86.0	$83.1	$114.4	$93.0	$82.9	$82.6	$112.7
Adjustments:
Loss from discontinued operations, net of tax (1)	0.6	0.4	12.0	17.9	2.8	5.4	2.7
Restructuring costs (2)	—	—	—	—	—	5.4	7.8
Supply chain transition costs (3)	—	—	—	—	—	—	4.5
Other costs (4)	—	—	3.0	0.4	—	—	—
Latin American subsidiary charges(5)	—	—	—	0.5	—	—	—
Customer termination charges (6)	34.3	—	—	—	—	—	—
Adjusted EBITDA	$120.9	$83.5	$129.4	$111.8	$85.7	$93.4	$127.7

(1)
Certain subsidiaries in the International business segment are accounted for as discontinued operations and have been designated as unrestricted subsidiaries in the 2016 Credit Agreement. Therefore, these subsidiaries are excluded from the Company's adjusted financial measures for covenant compliance purposes.

(2)
In the second quarter of 2018, the Company incurred $5.4 million of restructuring costs associated with International business segment simplification efforts, including headcount reduction, professional fees and store closures. In the third quarter of 2018, the Company incurred $7.4 million of restructuring charges associated with the operational alignment of a joint venture that was wholly acquired in the North America business segment and $0.4 million of restructuring charges associated with International business segment simplification efforts, including headcount reduction and professional fees.

(3)	In the third quarter of 2018, the Company recorded $4.5 million of supply chain transition costs which represent charges incurred to consolidate certain manufacturing and distribution facilities.
(4)
In the third quarter of 2017, the Company recorded a total of $3.0 million in charges for hurricane-related costs and customer-related charges. In the fourth quarter of 2017, the Company incurred $0.4 million in costs associated with an early lease termination.

(5)	In the fourth quarter of 2017, the Company incurred $0.5 million of legal charges associated with a Latin American subsidiary.
(6)	In the first quarter of 2017, the Company recorded $34.3 million of charges related to the termination of the relationship with Mattress Firm.

INTERNATIONAL
(unaudited)

Net Sales, Adjusted Gross Profit and Adjusted Operating Income

The following tables present International business segment net sales by channel, gross profit, adjusted gross profit, operating income and adjusted operating income for 2018 and 2017.

	For the Three Months Ended:			For the Nine Months Ended:
	March 31,	June 30,	September 30,	September 30,
(in millions)	2018	2018 (1)	2018 (2)	2018
GAAP net sales	$152.4	$132.1	$133.7	$418.2
Wholesale	129.1	107.3	107.3	343.7
Direct	23.3	24.8	26.4	74.5

GAAP gross profit	$80.7	$69.4	$70.8	$220.9
Adjustments	—	—	—	—
Adjusted gross profit	$80.7	$69.4	$70.8	$220.9

GAAP operating income	$28.7	$20.9	$25.8	$75.4
Adjustments	—	3.4	0.4	3.8
Adjusted operating income	$28.7	$24.3	$26.2	$79.2

(1)
In the second quarter of 2018, the Company recorded restructuring costs associated with International business segment simplification efforts, including headcount reduction, professional fees and store closures.

(2)	In the third quarter of 2018, the Company recorded restructuring costs associated with International business segment simplification efforts, including headcount reduction and professional fees.

	For the Three Months Ended:				For the Year Ended:
	March 31,	June 30,	September 30,	December 31,	December 31,
(in millions)	2017 (1)	2017	2017 (2)	2017	2017
GAAP net sales	$128.1	$121.9	$130.9	$145.9	$526.8
Wholesale	109.1	103.4	110.9	123.9	447.3
Direct	19.0	18.5	20.0	22.0	79.5

GAAP gross profit	$67.5	$65.2	$68.6	$75.0	$276.3
Adjustments	—	—	—	—	—
Adjusted gross profit	$67.5	$65.2	$68.6	$75.0	$276.3

GAAP operating income	$25.7	$26.2	$23.5	$36.6	$112.0
Adjustments	0.8	—	1.9	—	2.7
Adjusted operating income	$26.5	$26.2	$25.4	$36.6	$114.7

(1)	In the first quarter of 2017, the Company recorded costs associated with certain employee-related expenses.

(2)	In the third quarter of 2017, the Company recorded costs associated with customer-related charges.